REALM PRODUCTIONS, &                            IN THE CIRCUIT COURT OF THE 17TH
ENTERTAINMENT, INC., a                          JUDICIAL CIRCUIT, IN AND FOR
Florida corporation,                            BROWARD COUNTY, FLORIDA

Plaintiff,                                      CASE NO: 99-010698
                                                Division: CACE 12 (Greene)
-v-

NORMAN TITCOMB,

Defendant.
-----------------------/


                           STIPULATION OF SETTLEMENT
                AND JOINT MOTION FOR ENTRY OF ORDER OF DISMISSAL

         The parties to this action, Realm Productions & Entertainment, Inc., a Florida corporation, plaintiff, and Norman Titcomb, defendant, stipulate before this court that they have reached a settlement of all of the issues between them, and jointly move this court for the entry of an order approving the stipulation and granting the joint motion for entry of the order of dismissal set forth herein, and as grounds for the stipulation state:
1. The parties have reached a settlement agreement of all issues between them in this litigation, at mediation on Thursday, November 30, 2000 and have agreed to a settlement of all matters in dispute between them. 2. The parties executed a hand-written Mediation Agreement on Thursday, November 30, 2000, at the mediation conducted before the honorable Gerald Mager (Sr. Judge, retired). The original of that mediation agreement, prepared in hand writing, and containing the agreements of the parties is appended to this stipulation, and is made a part hereof.
3. All of the other claims, counterclaims, etc. that were asserted by the parties against the other, or which could have been, or should have been asserted, including any and all compulsory or permissive counterclaims are hereby dismissed, with prejudice. 4. Each party will bear his or its attorney's fees and costs incurred in this matter, and no other claims will be made. 5. The parties agree that they and the subject matter of this action, will remain subject to the jurisdiction of this court for the purpose only of enforcing all terms and conditions of this stipulation, and of the mediation agreement appended hereto.
         WHEREFORE, the parties move this court for the entry of an order approving the settlement, and for the court to retain jurisdiction over the parties and over the subject matter for the purpose of enforcing all terms and conditions of this stipulation. Respectfully submitted Respectfully submitted

M.J. Ejenbaum, Esq.                                Gill & Associates, P.A
Atty. for Plaintiff                                Attys. for Defendant
12865 West Dixie Highway                           1499 West Palmetto Park Road
2nd Floor                                          Suite 312
North Miami, FL 33161                              Boca Raton, FL 33486
(305) 899-8588                                     (305) 945-6522

By:/s/ M.J. Ejenbaum                              By:/s/ Ira Scot Silverstein
M.J. Ejenbaum, Esq.                                Ira Scot Silverstein, Esq.
FBN 295906                                         FBN 00009636

                  ORDER APPROVING STIPULATION OF SETTLEMENT AND
                      ENTERING FINAL JUDGMENT OF DISMISSAL

                  THIS CAUSE, came before the court upon the above and foregoing stipulation of settlement, and joint motion for entry of an order of dismissal with prejudice, and the court, having reviewed the stipulation, joint motion, the court file, and being otherwise duly advised, does hereby
                  ORDER AND ADJUDGE:
1. The above and foregoing stipulation of settlement and joint motion for order of dismissal be, and is hereby granted and approved. 2. Each party is to bear their own attorney's fees and costs incurred by them in this action. 3. This cause is dismissed with prejudice, as to any and all claims that were asserted or could have been asserted, including any and all counterclaims, whether deemed compulsory or permissive, except the court retains jurisdiction over the parties and over the subject matter for the express and sole purpose of enforcing the terms of this stipulation and joint motion, and of the appended mediation agreement.
         DONE AND ORDERED in Chambers, at Broward County, Florida. Dated:
               December 22, 2000.

                            /s/ Charles M. Greene
                            Honorable Charles M. Greene
                            Circuit Court Judge


Copies to:
M.J. Ejenbaum, Esq.-Atty. for Plaintiff
Ira Scot Silverstein, Esq.-Atty. for Defendant

                              RELEASE OF ALL CLAIMS

         THIS RELEASE AND SETTLEMENT AGREEMENT (HEREINAFTER-the "Agreement"), is entered into the date upon which same is executed by the makers of this release, Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation, in favor of Norman Titcomb.

         WHEREAS Realm Productions & Entertainment, Inc., a Florida corporation, had asserted a claim against Norman Titcomb filed in the Circuit Court of the 17th Judicial Circuit of Florida Styled as: Realm Productions & Entertainment, Inc., a Florida corporation, -v-Norman Titcomb,17th Judicial Circuit of Florida Case No: 99-99-010698 CACE 12; and

         WHEREAS Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation, the makers of this release, with full knowledge of their rights under the law, and having been given the opportunity to contemplate the settlement, and to release all of their claims, past or present against Norman Titcomb; and

         WHEREAS Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation have had the opportunity to contemplate the settlement; and

         WHEREAS Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation desire to settle their claims;

         NOW THEREFORE, in consideration of the acceptance of the sum of Twenty four thousand dollars ($24,000.00) paid by Realm Productions & Entertainment, Inc., a Florida corporation, to Norman Titcomb, by means of a promissory note delivered to Norman Titcomb with the execution of this agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, voluntarily and knowingly executes this release with the express intention of effecting the extinguishment of obligations, as designated in this release, as follows:

1. The undersigned, with the intention of binding themselves and their heirs, executors, administrators, and assigns, does hereby release discharge, remise, and acquit, Norman Titcomb, and his heirs, executors, administrators, and assigns, from all claims, demands, actions, causes of action, suits, debts, sums of money, claims for benefits or recalculation of benefits, accounts, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries, losses, damages, claims, demands, judgments, executions, or any other demands or other liability or claims of relief of any nature whatsoever, whether known or unknown, foreseen or unforeseen, resulting or to result, whether in law, or equity, before any administrative agencies or courts or governmental departments or agencies, which Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation ever had, or now has,or which their heirs, executors, administrators, or assigns may have, or claim to have, including, in any other litigation, administrative proceedings, or other legal proceeding between these parties, and from any claims which could result by discovery of new, additional or different facts that would be different or in addition to the claims made by from the beginning of the world until the date that this release is executed.

2. It is fully and expressly understood by Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation that this release was and is a full and complete and general release of all claims of Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation on account of any matter whatsoever as set forth in paragraph one (1) herein, and is intended to, and does embrace not only all known and anticipated damages and injuries, but also known and unanticipated damages, injuries or complications that they may develop or discover, including all consequences thereof.

3. No claims of any kind are reserved by Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation, against Norman Titcomb

4. Unless specifically agreed to by both of the parties in writing, they agree that they will keep strictly confidential and not disclose or communicate to any person, firm, entity or corporation, (specifically including past and present employees of Realm and BRT ) except as required by law, and then, only after written notice to Norman Titcomb the fact or the contents of this release. Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation agree that they will respond to all questions concerning their claims against Norman Titcomb, and this release as follows: "The claim has been resolved" and nothing more.

5. It is expressly understood and agreed by Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation that this release was and is a compromise and settlement of doubtful and disputed claims, and that payment by Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation, was not, and is not to be construed as an admission of liability on the part of Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation which deny all liability, and merely seek to avoid further litigation with respect to claims of Norman Titcomb.

6.       Realm Productions & Entertainment, Inc., a Florida corporation, and BRT
Video,  Inc.,  a  Florida  corporation,   by  executing  this  release  declare,
represent, and understand the following:

         A. That no promises, inducements, representations, or statements have been made to them as a condition of this release other than as set forth herein;

         B. That this release is the entire agreement between the parties;

         C. Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation agrees that they will take no action (including, but not limited to, an appeal or institution of a separate lawsuit) which seeks to challenge this release;

         D. Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation agrees that all statements made herein are contractual,and not mere recitals, and that Norman Titcomb is relying on all of their statements and agreements herein as material inducement for acceptance of the consideration recited herein;

         E. That no other, further, or future consideration of any type will be paid to Norman Titcomb by Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation;

         F. Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation represent that at the time of negotiation of the settlement, and the time of execution of this release, that the representative executing this release is of sound mind and body, and is/was not laboring under any disease or defect of mind or body, permanent or temporary which would invalidate this release or make same a nullity or void;

         G. That they have entered into the settlement and executed this release of their own free will, and have not been induced to enter same on account of fraud, duress, or any other action which would render her execution of this release to be null and void;

         H. That they have read and understood all terms and conditions of this release.

         I. That this release was and is entered into by Realm Productions & Entertainment, Inc., a Florida corporation, and BRT Video, Inc., a Florida corporation and executed by them after the opportunity to thoughtfully, and carefully evaluate the settlement and release of their claims, and after consultation with their attorneys and counsellors at law.

10.      Realm Productions & Entertainment, Inc., a Florida corporation, and BRT

Video, Inc., a Florida corporation agrees that in the event that any provision of this release is held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not effect any other provision hereof.

         Executed in the City of Fort Lauderdale, County of Broward, State of Florida, this _5th_day of ____December____, 2000.

                                        Realm Productions & Entertainment, Inc.
                                        A Florida corporation

                                        By:/s/ Steven Adelstein
                                        As:President


/s/ Gus A. Guilbert, Jr.
------------------------
Witness
Gus A. Guilbert, Jr.
Witness-Printed Name

/s/ Mike Greene
---------------
Witness
Mike Greene
Witness-Printed Name

STATE OF FLORIDA    }
                                      } SS
COUNTY OF BROWARD   }

         BEFORE ME, the undersigned authority, personally appeared:_Steven Adelstein_______ _____________as:_President__________, on behalf of Realm Productions & Entertainment, Inc., a Florida corporation, who did take an oath and who is/is not personally known to me, who, after being first duly sworn, deposes and says that _he__ executed the above and foregoing release of all claims for the purposes expressed therein.

         SWORN TO and subscribed before me, this 5th day of December 2000.

                                                 /s/ Karen C. Greene
                                                 NOTARY PUBLIC, STATE OF FLORIDA

Personally known__X__
                  -
Produced identification_____
Type of identification_________________________

--------------------------------------------------------------------------------


Executed in the City of Fort Lauderdale, County of Broward, State of Florida, this _5th_day of __December_________, 2000.
                                                     BRT Video, Inc.
                                                     A Florida corporation

                                                     By:/s/Steven Adelstein
                                                        --------------------
                                                     As:Chairman


/s/ Gus A. Guilbert, Jr.
------------------------
Witness
Gus A. Guilbert, Jr.
Witness-Printed Name

/s/ Mike Greene
---------------
Witness
Mike Greene
Witness-Printed Name

STATE OF FLORIDA    }
                                      } SS
COUNTY OF BROWARD   }

     BEFORE ME, the undersigned authority, personally appeared:_Steven Adelstein _____________as:_Chairman________, on behalf of BRT Video, Inc., a Florida corporation, who did take an oath and who is/is not personally known to me, who, after being first duly sworn, deposes and says that _he__ executed the above and foregoing release of all claims for the purposes expressed therein.

         SWORN TO and subscribed before me, this _5th_day of _December_____2000.

                                                 /s/ Karen C. Greene
                                                 NOTARY PUBLIC, STATE OF FLORIDA

Personally known_____
Produced identification__X__
                         -
Type of identification_________________________

                                 PROMISSORY NOTE

Amount: $24,000.00


         For value received, We, Realm Productions and Entertainment, Inc., a Florida corporation, and BRT Video, Inc. a Florida corporation, as makers, of the City of Fort Lauderdale, State of Florida, promise to pay to Norman Titcomb, payee, who resides in the County of Broward, State of Florida, care of his attorneys, Gill & Associates, P.A 1499 West Palmetto Park Road, Suite 312, Boca Raton, FL Trust Account in lawful money of the United States of America, the principal sum of Twenty four thousand dollars ($24,000.00) with no interest on said principal sum, payable in twelve (12) equal monthly installments of principal only in the amount of Two thousand dollars ($2,000.00/100) per month, commencing on the 10th day of December, 2000, and due on the 10th day of each and every month thereafter, until this the note is paid in full. Makers shall have a five (5) day grace period in which to make said monthly payments.
         If default is made in payment when due of any part or installment, then the whole sum of principal only, shall become immediately due and payable at the option of the holder of this note without notice.
         We hereby waive, notice, protest, notice of protest, or written demand as a condition precedent by the holder to the enforcement of this note.
         This note is to be construed under the laws of the State of Florida, and we consent to both venue and jurisdiction in Broward County, State of Florida in the event that any action be taken against the makers for enforcement of holder's right hereunder.
         In the event of commencement of suit to enforce payment of this note, We agree to pay reasonable attorney's fees and court costs.
         This note is conditioned only upon the fulfillment of the obligations of Norman Titcomb to makers in the mediation agreement in 17th Judicial Circuit of Florida Case No: 99-010698 CACE 12.


Realm Productions and Entertainment, Inc., BRT Video, Inc., a Florida corporation, a Florida corporation,

By:/s/ Steven Adelstein                             By:/s/ Steven Adelstein
As:President                                        As:Chairman


                  PERSONAL GUARANTY OF STEVEN ADELSTEIN OF THE
               OBLIGATIONS OF THE MAKERS OF ABOVE PROMISSORY NOTE

         For and in consideration of the sum of One dollar ($1.00), and for other good and valuable consideration received from Holder of the above Promissory Note, receipt of which is hereby acknowledged, I, Steven Adelstein, do hereby personally guarantee the obligations of Realm Productions and Entertainment, Inc., a Florida corporation, and BRT Video, Inc. a Florida corporation, as makers, of the above promissory note, in the principal sum of Twenty four thousand dollars ($24,000.00) and agree to be bound by all terms and conditions of that note to the same extent as the makers of the note in the event of non-payment, or any other matter which constitutes a default under the terms of the note, and agree to be personally liable for all obligations of the makers of that note under the terms and conditions of the note. I consent to jurisdiction and venue in Broward County, State of Florida, in the event that any action be brought on account of any default of the makers, or any action be brought on account of my obligations under the terms of this guaranty.
         Upon full payment of the obligations of the makers of this note to the holder, this guaranty shall become null, void, and of no further consequence or effect.
         This personal guaranty, and the above note, consists of two (2) pages. This guaranty is conditioned only upon the fulfillment of the obligations of Norman Titcomb to makers in the mediation agreement in 17th Judicial Circuit of Florida Case No: 99-010698 CACE 12.
         Witness my hand, and my seal, in Broward County, State of Florida, this _5th_ day of December, 2000.

                                             Steven Adelstein, as Guarantor

                                             By:_/s/ Steven Adelstein
                                                 Steven Adelstein